TELESCAN, INC. & SUBSIDIARY
                        CALCULATION OF EARNINGS PER SHARE
                    (in thousands, except per share amounts)

                                                                      EXHIBIT 11
                                                                     PAGE 1 OF 2

                                                   QUARTER MONTHS ENDED               SIX MONTHS ENDED
                                                         JUNE 30,                         JUNE 30,
                                                   ---------------------------     ------------------------
                                                      1999            1998            1999         1998
                                                   -----------     -----------     -----------     --------
BASIC:
Weighted  average  number  of  shares of common
  stock........................................         15,231          13,188          14,774       13,066
Assumed exercise of certain stock options .....           --              --              --           --
                                                   ===========     ===========     ===========     ========
                                                        15,231          13,188          14,774       13,066
                                                   ===========     ===========     ===========     ========
Net loss ......................................    $    (3,315)    $      (772)    $    (3,236)    $ (2,022)
                                                   ===========     ===========     ===========     ========
BASIC EARNINGS  PER SHARE:
Net loss ......................................    $     (0.22)    $     (0.06)    $     (0.22)    $  (0.15)
                                                   ===========     ===========     ===========     ========
DILUTED:
Weighted  average  number  of  shares of common
  stock........................................         15,231          13,188          14,774       13,066
Assumed exercise of certain stock options .....           --              --              --           --
                                                   ===========     ===========     ===========     ========
                                                        15,231          13,188          14,774       13,066
                                                   ===========     ===========     ===========     ========
Net loss ......................................    $    (3,315)    $      (772)    $    (3,236)    $ (2,022)
                                                   ===========     ===========     ===========     ========
DILUTED EARNINGS PER SHARE:
Net loss ......................................    $     (0.22)    $     (0.06)    $     (0.22)    $  (0.15)
                                                   ===========     ===========     ===========     ========

Note: Due to a loss for the quarter June 30, 1998 and 1999 and for the six months ended June 30, 1998 and 1999, no dilution is reflected.

                           TELESCAN, INC. & SUBSIDIARY
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                                 (IN THOUSANDS)

                                                                      EXHIBIT 11
                                                                     PAGE 2 OF 2

                                                                     DAYS         WEIGHTED
                                                    SHARES        OUTSTANDING      SHARES
                                                  -----------     -----------    -----------
QUARTER ENDED JUNE 30, 1999:

Balance March 31, 1999 .......................     13,023,591            91       13,023,591
Canceled shares ..............................        (11,651)                       (11,651)
INVESTools shares issued .....................      2,124,976                      2,124,976
Common stock issuances under stock option plan        158,034           54.05         93,859
                                                  -----------                    -----------
Balance June 30, 1999 ........................     15,294,950                     15,230,775
                                                  ===========                    ===========

SIX MONTHS ENDED JUNE 30, 1999:

Balance December 31, 1998 ....................     11,089,792           181       11,089,792
Canceled shares ..............................        (11,651)                       (11,651)
INVESTools shares issued .....................      2,124,976                      2,124,976
Common stock issuances under stock option plan      2,091,833          135.95      1,571,209
                                                  -----------                    -----------
Balance June 30, 1999 ........................     15,294,950                     14,774,326
                                                  ===========                    ===========